Exhibit 21

                        SUBSIDIARIES

The Company owns or controls the common stock (the only class authorized) of the following subsidiaries:

                                   Percentage of         State or Country
Name of Corporation                Ownership             of Incorporation

Fluke Electronics Corporation      100    <F1>           Washington
Fluke International Corporation    100    <F1>           Washington
Fluke Deutschland GmbH             100    <F2>           Germany
Fluke Electronics Canada, Inc.     100    <F2>           Canada
Fluke Foreign Sales Corporation    100    <F2>           Guam
Fluke Holland B.V.                 100    <F2><F3>       The Netherlands
Fluke South East Asia Pte Ltd.     100    <F2>           Singapore
K. K. Fluke                        100    <F2>           Japan
Fluke Europe B.V.                  100    <F2>           The Netherlands
Fluke Vertriebsgesellschaft m.b.H. 100    <F4>           Austria
Fluke Belgium N.V./S.A.            100    <F4>           Belgium
Fluke Danmark A.S.                 100    <F4>           Denmark
Fluke Finland Oy                   100    <F4>           Finland
Fluke France S.A.                  100    <F4>           France
Fluke Italia S.r.l.                100    <F4>           Italy
Fluke Norge A/S                    100    <F4>           Norway
Fluke Iberica S.L.                 100    <F4>           Spain
Fluke Sverige AB                   100    <F4>           Sweden
Fluke Switzerland AG               100    <F4>           Switzerland
Fluke U.K. Ltd.                    100    <F4>           United Kingdom
Fluke Holding B.V.                 100    <F4>           The Netherlands
Fluke Industrial B.V.              100    <F5>           The Netherlands
Fluke Nederland B.V.               100    <F5>           The Netherlands

<F1>  Owned by Fluke Corporation
<F2>  Owned by Fluke International Corporation
<F3>  Not active but remains incorporated
<F4>  Owned by Fluke Europe B.V.
<F5>  Owned by Fluke Holding B.V.

The accounts of these subsidiaries are included in the accompanying consolidated financial statements.